EXHIBIT 10.25

ENVIVA PARTNERS, LP
LONG-TERM INCENTIVE PLAN

GLOBAL AMENDMENT TO
PHANTOM UNIT AWARD GRANT NOTICES AND AGREEMENTS
This Global Amendment to Phantom Unit Award Grant Notices and Agreements (this “Amendment”) has been adopted by Enviva Partners GP, LLC, a Delaware limited liability company (the “General Partner”), as of January 29, 2020 (the “Effective Date”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Enviva Partners, LP Long-Term Incentive Plan (as amended, the “Plan”).
WHEREAS, the Company has previously granted phantom unit awards under the Plan to Participants pursuant to the terms and conditions of Phantom Unit Award Grant Notices and Phantom Unit Award Agreements between the Company and such Participants (collectively, the “Outstanding Award Agreements”);
WHEREAS, pursuant to the Plan and the Outstanding Award Agreements, the terms and conditions of the Outstanding Award Agreements may be amended without the consent of any Participant, provided that such amendment does not materially reduce the rights of or benefit to any Participant who holds an Award subject to such amendment; and
WHEREAS, the Company desires to amend each Outstanding Award Agreement to address termination by reason of death as set forth herein.
NOW, THEREFORE, in consideration of the foregoing, effective as of the Effective Date, the Outstanding Award Agreements are hereby amended as follows:
1.    The following shall be added to the end of each Phantom Unit Award Grant Notice:
“Notwithstanding the foregoing, in the event that, prior to the time the Phantom Units have become vested or have been forfeited, your employment is terminated by reason of your death, then such termination shall be treated as if it was by reason of your disability; provided, that references to your satisfaction of any requirements following such termination shall be deemed to mean your estate’s satisfaction of such requirements.”
2.    Except as expressly amended hereby, the Outstanding Award Agreements shall remain in full force and effect and are specifically ratified and reaffirmed.
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